UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 5, 2008
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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ITEM 8.01 OTHER EVENTS
Delphi Corporation (“Delphi” or the “Company”) announced today that it is taking necessary steps to enable completion of its exit financing syndication. As previously disclosed, Delphi is seeking $6.1 billion in emergence financing in accordance with prior orders entered by the United States Bankruptcy Court for the Southern District of New York (the “Court”). Delphi plans to use its exit financing proceeds to make payments under its confirmed plan of reorganization, including repayment of its senior secured debtor-in-possession financing, and to support the operations of the reorganized Company. In order to facilitate the Company’s efforts to emerge, GM has advised Delphi that it is prepared to provide a portion of the $6.1 billion in exit financing sought by Delphi, thereby reducing, on an aggregate basis, the cash portion of GM’s recovery under Delphi’s confirmed plan of reorganization. The Company’s $6.1 billion exit financing package is now expected to include a $1.6 billion asset-backed revolving credit facility, at least $1.7 billion of first-lien term loan, an up to $2.0 billion first-lien term note to be issued to GM (junior to the $1.7 billion first-lien term loan), and a $825 million second-lien term loan, of which any unsold portion would be issued to GM.
While Delphi believes that GM’s increased participation in the exit financing structure is necessary to successfully syndicate its exit financing on a timely basis and is consistent with the Equity Purchase and Commitment Agreement dated as of August 3, 2007 and as amended through December 10, 2007 (the “Investment Agreement”), among Appaloosa Management L.P., (“Appaloosa”), Harbinger Capital Partners Master Fund I, Ltd., Pardus Capital Management, L.P. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, UBS Securities LLC, and Goldman Sachs & Co. (or certain of their affiliates) (collectively the “Investors”), certain Investors have advised Delphi that the proposed exit financing would not comply with conditions in the Investment Agreement. Therefore, in order to reduce uncertainties regarding the proposed exit financing structure, Delphi today filed a motion in the Court seeking limited relief from the Court under section 1142 of the Bankruptcy Code with respect to the plan of reorganization confirmed by the Court on January 25, 2008 (the “Plan”). Under section 1142 of the Bankruptcy Code, bankruptcy courts may, among other matters, direct the debtor and any other necessary party to perform any act that is necessary for the consummation of a plan that has been confirmed by the court. Delphi’s motion asks the Court to find that the terms of Delphi’s proposed exit financing comply with the Plan (including the Investment Agreement) and to require each of the Investors to perform their obligations under the Investment Agreement to use their reasonable best efforts to take all actions, and do all things, reasonably necessary, proper, or advisable to consummate and make effective all transactions contemplated by the Investment Agreement and the Plan. Delphi asked the Court to conduct a non-evidentiary summary hearing on the motion later this week. In the interim, discussions among representatives of the Company, its statutory committees, the Investors and GM are continuing. Appaloosa has also extended the first date by which it could terminate the Investment Agreement with Delphi if the effective date of the Plan has not occurred from March 31, 2008 to April 5, 2008.
There can be no assurance that the issue with certain of the Investors can be resolved consensually or in the Court in Delphi’s favor and the occurrence of the effective date of the Plan remains subject to the risk factors previously disclosed in the Plan’s disclosure statement and in the Company’s Annual Report on Form 10-K for the year ending December 31, 2007 filed with the United States Securities and Exchange Commission (the “SEC”) on February 19, 2008. In the event that the Plan does not become effective on a timely basis, Delphi would continue its operations under chapter 11 reorganization. Delphi remains committed to taking all steps necessary to successfully implement its transformation plan announced in March 2006 and to emerge from chapter 11 reorganization as soon as possible.
Upon the effective date of the Plan, GM would receive the benefits of the global settlement agreement and master restructuring agreement approved previously by the Court, which includes various distributions, releases and other benefits to GM under the agreements and the reorganization plan. GM has now agreed to accept the first lien note in the amount of up to $2 billion, a second lien note of up to $825 million, and a cash payment of $175 million plus the amount by which GM’s first lien note is less than $2 billion and GM’s second lien note is less than $825 million, in lieu of receiving in the aggregate at least $2.25 billion in cash and up to $750 million in a second lien note as previously agreed. GM would also continue to receive all of the other benefits and distributions provided for in the settlement agreements and the reorganization plan including the preferred stock distribution previously approved.
For more information regarding the Plan and the Investment Agreement, see the descriptions thereof contained in Delphi’s Annual Report on Form 10-K for the year ended December 31, 2007 and exhibits 2(a) and 10(as) thereto, respectively.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility and to obtain an extension of term or other amendments as necessary to maintain access to such facility; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to consummate its Plan which was confirmed by the Court on January 25, 2008; the Company’s ability to satisfy the terms and conditions of the Investment Agreement; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan (including the transformation plan described in Item 1. Business “Potential Divestitures, Consolidations and Wind-Downs” of the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC) and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including the risk factors in Part I. Item 1A. Risk Factors, contained therein. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: March 5, 2008
	By:	/s/ JOHN D. SHEEHAN
John D. Sheehan,
Vice President and Chief Restructuring Officer